Exhibit 5.3

August 21, 2013

USF Reddaway Inc.

c/o YRC Worldwide Inc.

10990 Roe Avenue

Overland Park, Kansas 66211

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special counsel to USF Reddaway Inc., an Oregon corporation (the “Guarantor”), in connection with the preparation of the Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”).

You have advised us as follows:

(a) That the Registration Statement was filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), by YRC Worldwide Inc., a Delaware corporation (the “Company”), the Guarantor and certain other guarantors named therein (collectively, the “Guarantors”).

(b) The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of up to $350,000,000 in aggregate offering price of: (i) debt securities of the Company (the “Debt Securities”); (ii) guarantees of the Debt Securities by some or all of the Guarantors (the “Guarantees”); (iii) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”); (iv) shares of preferred stock, par value $1.00 per share, of the Company (the “Preferred Stock”); (v) depositary shares representing fractional interests in Debt Securities and shares of Common Stock or Preferred Stock evidenced by depositary receipts of the Company (the “Depositary Shares”); (vi) warrants to purchase debt or equity securities of the Company (the “Warrants”); (vii) purchase contracts to purchase debt or equity securities of the Company (the “Purchase Contracts”); (viii) units consisting of one or more of the foregoing securities (the “Units”); and (ix) subscription rights to purchase Common Stock or other securities of the Company (the “Subscription Rights” and together with the Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Purchase Contracts and the Units, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”) for an aggregate amount to be registered pursuant to Rule 462(b) of the Rules.

USF Reddaway Inc.

c/o YRC Worldwide Inc.

August 21, 2013

(c) The Senior Debt Securities will be issued under a senior indenture (the “Senior Indenture”) between the Company and a trustee named therein (the “Trustee”). Subordinated Debt Securities will be issued under a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) between the Company and the Trustee.

In connection with the registration of the Guarantees, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (a) a Certificate dated July 18, 2013, from the Corporation Division of the Office of the Secretary of State of the State of Oregon as to the active status of the Guarantor, (b) the organizational documents of the Guarantor, (c) minutes and records of the corporate proceedings of the Guarantor, and (d) the forms of Indentures that are exhibits to the Registration Statement and will constitute the Guarantees.

For purposes of this opinion, in addition to the foregoing, which we have assumed is correct, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Guarantor) and the due authorization, execution and delivery of all documents by the parties thereto (other than the Guarantor). We have not independently investigated, established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and the Guarantor.

We have also assumed that:

(i) the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(iv) the Debt Securities and the Guarantees will be issued and sold in the form and containing the terms set forth in the forms of Indentures that are exhibits to the Registration Statement and any appropriate supplement thereto, and in compliance with applicable federal and state securities laws;

USF Reddaway Inc.

c/o YRC Worldwide Inc.

August 21, 2013

(v) the Debt Securities offered, as well as the terms of each of the Indentures, as they will be executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company;

(vi) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Debt Securities being offered and to execute and deliver each of the Indentures;

(vii) the Debt Securities offered as well as the terms of each of the Indentures, as they will be executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company;

(viii) the Indentures and the Trustees will have been qualified under the Trust Indenture Act of 1939, as amended; and

(ix) a definitive purchase, underwriting or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

We do not represent the Guarantor on a general or regular basis and, accordingly, have no detailed information concerning its business or operations. Therefore, except as otherwise expressly provided herein, nothing contained herein should be construed as an opinion regarding the Guarantor or its operations satisfying or otherwise complying with any local laws or ordinances or laws or ordinances of general application pertaining to the particular business and operations of the Guarantor.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	The Guarantor is a corporation duly incorporated and validly existing under the laws of the State of Oregon.

2.	The Guarantor (a) has duly approved the form, terms and provisions of the Indentures and the Guarantees to be issued by it and (b) has the corporate power and authority to enter into and perform the obligations contemplated under the forms of Indentures and such Guarantees attached as exhibits to the Registration Statement.

USF Reddaway Inc.

c/o YRC Worldwide Inc.

August 21, 2013

3.	When, as and if (a) any Indenture and any Guarantee of Debt Securities by the Guarantor has been duly authorized and duly approved by the Guarantor, in accordance with applicable law, (b) the appropriate corporate or organizational action has been taken by the Guarantor to authorize the form, terms, execution and delivery of such Indenture and Guarantee, (c) such Indenture and Guarantee have been duly executed, attested, issued and delivered by duly authorized officers of the Guarantor, and (d) the Debt Securities underlying such Indenture and Guarantee have been duly executed, authenticated, issued and delivered, the execution and delivery by the Guarantor of the Indenture in the form and with the terms attached as an exhibit to the Registration Statement and the Guarantee issued by it and the performance by the Guarantor of its obligations thereunder (including with respect to the Guarantee issued by the Guarantor), will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of (i) the articles of incorporation or bylaws of the Guarantor or (ii) any law, rule or regulation of the State of Oregon applicable to Guarantor and the transactions contemplated by such Indenture (such laws, rule and regulations are referred to in this opinion as “Applicable Laws”).

4.	No consent, waiver, approval, authorization or order of any State of Oregon court or governmental authority of the State of Oregon is required under Applicable Law in connection with the execution and delivery of any Indenture by the Guarantor or any Guarantee issued by the Guarantor.

We express no opinion with respect to any Securities other than the Debt Securities and the Guarantees (together with the Indentures with respect thereto). Furthermore, our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of: (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally; (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; (iv) any laws except the laws of the State of Oregon and the Oregon case law decided thereunder; and (v) the “Blue Sky” laws and regulations of State of Oregon.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the present laws of the State of Oregon be changed by legislative action, judicial decision or otherwise.

USF Reddaway Inc.

c/o YRC Worldwide Inc.

August 21, 2013

This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and will be incorporated by reference in the Registration Statement. This opinion may not be used, circulated, quoted or otherwise relied upon for any other purpose, except that (a) Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, dated the date hereof and filed with the Registration Statement, and (b) a Purchaser of any Debt Security may rely on this opinion, in each case as if it were addressed and had been delivered to them on the date of this opinion.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ STOEL RIVES LLP